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                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                  G REIT, INC.

                                    ARTICLE I
                            Meetings of Shareholders
                            ------------------------

     1.1 Place of Meetings. All meetings of the shareholders shall be held at
         -----------------
such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

     1.2 Annual Meetings. The annual meeting of the shareholders, for the
        ----------------
election of Diretors and transaction of such other business as may come before the meeting, shall be held in May of each year on such date as determined by the Board of Directors.

     1.3 Special Meetings. A special meeting of the shareholders for any purpose
         -----------------
or purposes may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board or the President, by a majority of the Board of Directors, or by shareholders together holding at least 10% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     1.4 Notice of Meetings. Written or printed notice stating the place, day
         -------------------
and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which a meeting is called, shall be mailed not less than 10 nor more than 60 days before the date of a meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     1.5 Quorum. Any number of shareholders together holding at least a majority
         ------
of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, constitute a quorum for the transaction of

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business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

     1.6 Voting. At any meeting of the shareholders, each shareholder of a class
         -------
entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than 70 days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to rote. Every proxy shall be in writing, dated, and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

     1.7 Inspectors. An appropriate number of inspectors for any meeting of
         ----------
shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.


                                   ARTICLE II
                                    Directors
                                    ---------

     2.1 General Powers. The property, affairs, and business of the Corporation
         ---------------
shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Articles of Incorporation, or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

     2.2 Number of Directors. The initial number of Directors constituting the
         -------------------
Board of Directors shall be three.

     2.3 Election and Removal of Directors; Quorum.
         -----------------------------------------

         (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

         (b) Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.



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         (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders' meeting at which Directors are elected.

         (d) A majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.4 Meetings of Directors. An annual meeting of the Board of Directors
         ---------------------
shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Vice-Chairman of the Board, the President, or any one of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than 24 hours' notice by letter, facsimile, or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     2.5 Action Without a Meeting. Any action required or permitted by the Act
         ------------------------
to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each Director either before or after the action taken, reflecting the action taken, and included in the minutes or filed with the corporate records.

         Action taken under this Section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each Director. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

     2.6 Compensation. By resolution of the Board, Directors may be allowed a
         ------------
fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.




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                                   ARTICLE III
                                   Committees
                                   ----------

     3.1 Executive Committee. The Board of Directors, by resolution adopted by a
         -------------------
majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not less than two Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in a Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act (the "VSCA") requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to ss. 13.1-706 of the VCSA; (iv) adopt, amend, or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

     3.2 Other Committees. The Board of Directors, by resolution adopted by a
         ----------------
majority of the number of Directors fixed by these Bylaws, may establish such other standing or special Committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms, and authority of such Committees shall be as set forth in the resolutions establishing the same.

     3.3 Meetings. Regular and special meetings of any Committee established
         --------
pursuant to this Article may be called and held subject to the same requirements with respect to time, place, and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

     3.4 Quorum and Manner of Acting. A majority of the members of any Committee
         ---------------------------
serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     3.5 Term of Office. Members of any Committee shall be elected as above
         --------------
provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.





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     3.6 Resignation and Removal. Any member of a Committee may resign at any
         -----------------------
time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     3.7 Vacancies. Any vacancy occurring in a Committee may be filled by a
         ---------
majority of the number of Directors fixed by these Bylaws.


                                   ARTICLE IV
                                    Officers
                                    --------

     4.1 Election of Officers; Terms. The officers of the Corporation shall
         ----------------------------
consist of a President, a Secretary, and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any number of officers may be combined in the same person as the Board of Directors may determine.

     4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be
         -------------------------------
removed summarily with or without cause, at any time, by the Board of Directors Vacancies may be filled by the Board of Directors.

     4.3 Duties. The officers of the Corporation shall have such duties as
         ------
generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

     4.4 Duties of the President. The President shall be the chief executive
         -----------------------
officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts, or other instruments except in cases





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where the signing and the execution thereof shall be expressly delegated by the
Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties from time to time may be assigned to him by the Board of Directors.

     4.5 Duties of the Vice Presidents. Each Vice President, if any, shall have
         -----------------------------
such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     4.6 Duties of the Treasurer. The Treasurer shall have charge of, and be
         -----------------------
responsible for, all funds, securities, receipts, and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the President, or a Committee with authority for any such matters. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     4.7 Duties of the Secretary. The Secretary shall act as secretary of all
         ------------------------
meetings of the Board of Directors and shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the Committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books; shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation; shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts, and other important corporate documents; shall have charge of the books, records, and papers of the Corporation relating to its organization and management as a



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Corporation; shall see that all reports, statements, and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or the President.

     4.8 Compensation. The Board of Directors shall have authority to fix the
         --------------
compensation of all officers of the Corporation.


                                    ARTICLE V
                                  Capital Stock
                                  -------------

     5.1 Certificates. The shares of capital stock of the Corporation shall be
         ------------
evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     5.2 Lost, Destroyed, and Mutilated Certificates. Holders of the shares of
         --------------------------------------------
the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     5.3 Transfer of Shares. The shares of the Corporation shall be transferable
         ------------------
or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     5.4 Fixing Record Date. For the purpose of determining shareholders
         -------------------
entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a




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determination of shareholders for any other proper purpose, the Board of
Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


                                   ARTICLE VI
                            Miscellaneous Provisions
                            ------------------------

     6.1 Seal. The seal of the Corporation shall consist of a flat-faced
         ----
circular die, of which there may be any number of counterparts, on which there shall be engraved a word "Seal" and the name of the Corporation.

     6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date
         -----------
and shall consist of such accounting periods as may be fixed by the Board of Directors.

     6.3 Checks, Notes, and Drafts. Checks, notes, drafts, and other orders for
         -------------------------
the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     6.4 Amendment of Bylaws. Unless proscribed by the Articles of
         -------------------
Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors then in office pursuant to these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter, or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered, or repealed by the Board of Directors.

     6.5 Voting of Shares Held. Unless otherwise provided by resolution of the
         ---------------------
Board of Directors or of the ExecutiveCommittee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the




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Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, partnership, limited liability company, or joint venture, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company, or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company, or joint venture; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the President may himself attend any meetings of the holders of shares or other securities of any such other corporation, partnership, limited liability company, or joint venture and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation, partnership, limited liability company, or joint venture.

Dated: April 15, 2002


































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